EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Heat Biologics, Inc.

(A Development Stage Company)

Chapel Hill, North Carolina

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-193453) of Heat Biologics, Inc. of our report dated March 31, 2014, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Raleigh, North Carolina

March 31, 2014